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                                                                    Exhibit 10-c

                       CHIQUITA BRANDS INTERNATIONAL, INC.
                      2002 STOCK OPTION AND INCENTIVE PLAN
                 NON-QUALIFIED STOCK OPTION AWARD AND AGREEMENT

GRANT: Chiquita Brands International, Inc., a New Jersey corporation (the "Company"), hereby awards you (the "Optionee" named below) a Non-Qualified Stock Option ("Option") under the Chiquita 2002 Stock Option and Incentive Plan (the "Plan") to purchase the number of shares of the Company's Common Stock, par value $.01 per share ("Shares"), at the Option Price, set forth below, subject to the following terms and conditions:

        Optionee:          No. of Shares:        Option Price:       Grant Date:
        ---------          --------------        -------------       -----------

     Cyrus F. Freidheim, Jr.

Unless otherwise provided in this Agreement, capitalized terms have the meanings specified in the Plan.

VESTING: This Option vests between the Grant Date and January 1, 2006, with 25% of the total number of Shares vesting (becoming exercisable) on January 1 in each of 2003, 2004, 2005 and 2006 or, if earlier, upon a Change of Control of the Company; provided that you have remained continuously employed by the Company or any of its Subsidiaries or served as a director of the Company (such employment or service being hereinafter referred to as "Service") through the applicable vesting date; and provided, further, that if a Change of Control occurs prior to December 31, 2002, this Option will not vest until such date and will vest on such date only if you continue to be employed as Chief Executive Officer of the Company on such date. Notwithstanding the foregoing, you may elect, by filing a written election with the Company prior to the date of a Change of Control, to waive all or a portion of your rights to vest in this Option by reason of the Change of Control. If your Service terminates because of your death or Disability, all the Shares covered by this Option will vest on termination of your Service. If your Service terminates because of your Retirement (as defined below), vesting of the Shares covered by this Option will cease as of the date of your Retirement. For purposes of this Option, notwithstanding the provisions of the Plan, your "Retirement" shall be deemed to occur upon the termination of your Service for any reason other than Cause or your death or Disability.

TERM: This Option expires 10 years from the Grant Date set forth above. If your Service terminates prior to the expiration date, this Option will be subject to earlier termination as specified in the Plan.

EXERCISE: In order to exercise this Option, you must deliver to the Company a written notice indicating the number of Shares being exercised, accompanied by full payment of the Option Price. You must exercise this Option for at least 100 shares, unless the total number of vested Shares covered by this Option is less than 100, in which case you must exercise this Option for all then-vested Shares. You may pay the Option Price in cash or in shares of Common Stock owned by you for at least six months prior to the exercise. You will have no rights as a stockholder with respect to the Shares before exercise of this Option and delivery to you of a certificate evidencing those Shares.

TAXES: You must pay all applicable U.S. federal, state and local taxes resulting from the issuance of Shares upon exercise of this Option. The Company has the right to withhold all applicable taxes due upon the exercise of this Option (by payroll deduction or otherwise) from the proceeds of such exercise or from future earnings (including salary, bonus, director's fees or any other payments).

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May 30, 2002
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CONDITIONS: This Option is governed by and subject to the terms and conditions of the Plan, which contains important provisions of this award and forms a part of this Agreement. A copy of the Plan is being provided to you, along with a summary of the Plan. If there is any conflict between any provision of this Agreement and the Plan, this Agreement will control, unless the provision is not permitted by the Plan, in which case the provisions of the Plan will apply. Your rights and obligations under this Agreement are also governed by and are subject to applicable U.S. laws.

ACKNOWLEDGEMENT: To acknowledge receipt of this award, please sign and return one copy of this Agreement to the Corporate Secretary's Office, Attention:
Barbara Howland.

CHIQUITA BRANDS INTERNATIONAL, INC.   Please complete the following information:

By:  _______________________________  ______________________________________
     Barry H. Morris, Vice President  Home Address
     Human Resources

                                      ______________________________________
By:  _______________________________
     Cyrus F. Freidheim, Jr.          ______________________________________

Date Acknowledged: _________________  ______________________________________
                                      Social Security Number